Exhibit 10.26
CROSS COUNTRY HEALTHCARE, INC.
2024 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
This RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of [____________], (the “Date of Grant”), is delivered by CROSS COUNTRY HEALTHCARE, INC. (the “Company”) to [_____________] (the “Participant”).
RECITALS
The Cross Country Healthcare, Inc. 2024 Omnibus Incentive Plan (the “Plan”) provides for the grant of restricted stock with respect to Common Stock. The Board has decided to make this grant of restricted stock as an inducement for the Participant to promote the best interests of the Company and its stockholders. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.
1.Grant of Restricted Stock. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company has granted the Participant [_____] shares of Common Stock, subject to the restrictions set forth below and in the Plan (“Restricted Stock”).
2.Vesting.
(a)Subject to the terms of this Section 2, the shares of Restricted Stock shall become fully vested on the earliest of (i) the first anniversary of the Date of Grant, (ii) the date of the Participant’s death or (ii) the date of the Participant’s Retirement (the “Vesting Date”), provided that the Participant continues to provide service to the Company from the Date of Grant until the Vesting Date.
(b)In the event of a Change in Control before all of the shares of Restricted Stock vest in accordance with this Section 2, the provisions of the Plan applicable to a Change in Control shall apply to the Restricted Stock, and, in the event of a Change in Control, the Committee may take such actions with respect to the vesting of the shares of Restricted Stock as it deems appropriate pursuant to the Plan. In the event the Participant’s service is terminated by the Company without Cause upon or following the Change in Control and prior to the Vesting Date, the Participant will become 100% vested in the shares of Restricted Stock upon the date of the Participant’s termination.
3.Termination of Restricted Stock. Except as set forth above in Section 2, if the Participant ceases to provide service to the Company for any reason before the Restricted Stock is fully vested, the shares of Restricted Stock that are not then vested shall be forfeited as of the date of the Participant’s termination of service and shall be immediately returned to the Company.
4.Issuance of Certificates and Tax Withholding.
(a)Unless otherwise determined by the Committee, the Company will issue certificates representing the shares of Restricted Stock and retain possession of such certificates until the shares of Restricted Stock vest, or the Company shall recognize such ownership through book entry or another similar method. During the Restriction Period (as defined in Section 8), the Participant may vote the shares of Restricted Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company, each subject to any restrictions deemed appropriate by the Committee. In the event of a cash dividend with respect to the shares of Restricted Stock, such cash dividend shall vest and be paid only if and to the extent that the underlying shares of Restricted Stock vest. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares of Restricted Stock to which they relate.
(b)When the Participant obtains a vested right to shares of Restricted Stock, a certificate representing the vested shares may be issued to the Participant or the applicable book entry shall be changed to indicate that the shares are free of the restrictions under Section 2 of this Agreement.
(c)Upon vesting of the Restricted Stock, the obligation of the Company to deliver certificates representing the vested shares of Restricted Stock or to indicate pursuant to book entry that the vested shares of Restricted Stock are free of restrictions, shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate, to comply with relevant securities laws and regulations.
(d)All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, FICA, federal income, state, local and other tax liabilities required by law to be withheld, if applicable, with respect to the grant or vesting of the shares of Restricted Stock. The Company will have the right to withhold such taxes from any amounts payable to the Participant. Unless the Participant makes other arrangements, the Company shall withhold Shares issuable under this Agreement equal to the amount of such required withholding obligation. The Share withholding amount shall be determined in accordance with the procedures approved by the Committee in its sole discretion.
5.Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the shares of Restricted Stock and the Fair Market Value of such shares as of the date any restrictions on the shares lapse pursuant to Section 2 of this Agreement. The Participant understands that the Participant may elect to be taxed at the time the shares of Restricted Stock are granted rather than when and as the Restriction Period expires by filing an election under section 83(b) of the Code with the Internal Revenue Service within 30 days from the Date of Grant using IRS Form 15620, or filing electronically through the Internal Revenue Service’s website.
6.THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE.
7.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant of the shares of Restricted Stock is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Common Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee may amend the terms of this Agreement to the extent permitted by the Plan. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
8.No Continued Service or Other Rights. The grant of the shares of Restricted Stock shall not confer upon the Participant any right to be retained by or in the service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s service at any time. The right of the Company to terminate at will the Participant’s service at any time for any reason is specifically reserved.
9.Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, during the period before the shares of Restricted Stock vest in accordance with Section 2 (the “Restriction Period”), the non-vested shares of Restricted Stock may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. Any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the shares of Restricted Stock contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares of Restricted Stock, shall be null, void and without effect. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent. As used in this Agreement, “Company” shall mean the Company and any successor to its business and/or assets.
10.Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.
11.Notice. Any notice to the Company provided for in this instrument shall be in writing addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the personnel records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or nationally recognized courier service. Each notice will be deemed given and effective upon actual receipt (or refusal of receipt).
12.Clawback; Company Policies. The Participant agrees that the shares of Restricted Stock shall be subject to all applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or imposed under applicable rule or regulation from time to time.
13.Application of Section 409A of the Code. This award of shares of Restricted Stock is intended to be exempt from the applicable requirements of Section 409A of the Code. Notwithstanding anything in the Plan or this Agreement to the contrary, the Participant shall be solely responsible for the tax consequences of this Agreement and the grant of Restricted Stock, and in no event shall the Company or any Subsidiary or Affiliate of the Company have any responsibility or liability if this Agreement or the grant of Restricted Stock does not meet any applicable requirements of Section 409A of the Code. Although the Company intends to administer this Agreement and the grant of Restricted Stock to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that this Agreement or the grant of Restricted Stock complies with any provision of federal, state, local or other tax law.
14.Miscellaneous.
(a)By signing and returning this Agreement, the Participant agrees to comply with this Agreement and all applicable laws and regulations.
(b)This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.
(c)The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(d)If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed and enforced as if such provisions had not been included.
(e)The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.
(f)This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

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17.    IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.
                    CROSS COUNTRY HEALTHCARE, INC.

                    Name:
                    Title:

By electronic acceptance, Participant hereby accepts the grant of Restricted Stock described in this Agreement and agrees to be bound by the terms of the Plan and this Agreement. The Participant hereby further agrees that all of the decisions and determinations of the Committee with respect to the Restricted Stock shall be final and binding.

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